                         Cobitz, Vandenberg & Fennessy

                         CERTIFIED PUBLIC ACCOUNTANTS

                      9944 SOUTH ROBERTS ROAD - SUITE 202
                          PALOS HILLS, ILLINOIS 60465

                      (708) 430-4106 - Fax (708) 430-4499



                                  EXHIBIT 24
                                  ----------


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


     We consent to the incorporation by reference in this Annual Report (Form 10-K) of West Town Bancorp, Inc. of our report dated May 2, 2000, included in the 2000 Annual Report to Stockholders of West Town Bancorp, Inc.


                              /s/ Cobitz, VandenBerg & Fennessy
                              Cobitz, VandenBerg & Fennessy


June 7, 2000
Palos Hills, Illinois